CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our reports (a) dated April 5, 2006, with respect to the statutory-basis financial statements of Western-Southern Life Assurance Company, and (b) dated April 7, 2006, with respect to the financial statements of Western-Southern Life Assurance Company Separate Account 1, in Post-Effective Amendment No. 18 to the Registration Statement (Form N-4 No. 033-76582) and Amendment No. 28 to the Registration Statement (Form N-4 No. 811-08420) and related Prospectus and Statement of Additional Information of Western-Southern Life Assurance Company Separate Account 1 for the registration of the "Touchstone Gold" variable annuity.


                                                           /s/ Ernst & Young LLP

Cincinnati, Ohio
April 25, 2006